UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021

ORIGINCLEAR, INC.

(Name of registrant as specified in its charter)

Nevada	333-147980	26-0287664
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification Number)

13575 58th Street North, Suite 200 Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 939-6645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Between February 19, 2021 and March 10, 2021, OriginClear, Inc. (the “Company”) entered into exchange agreements with holders of the Company’s Series I Preferred Stock and Series K Preferred Stock, pursuant to which such holders exchanged an aggregate of 30 shares of Series I Preferred Stock and an aggregate 284 Series K Preferred Stock for 314 shares of the Company’s Series R Preferred Stock.

Between February 22, 2021 and March 8, 2021, the Company entered into exchange agreements with holders of the Company’s Series G Preferred Stock, pursuant to which such holders exchanged an aggregate of 160 shares of Series G Preferred Stock for 160 shares of the Company’s Series S Preferred Stock.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 3.02 Unregistered Sales of Equity Securities.

Conversion of Preferred Shares

As previously reported, on August 19, 2019, the Company filed a certificate of designation (the “Series L COD”) of Series L Preferred Stock (the “Series L”).  Pursuant to the Series L COD, the Company designated 100,000 shares of preferred stock as Series L. The Series L has a stated value of $1,000 per share, and is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series L COD.

Between March 10, 2021 and March 15, 2021, holders of Series L Preferred Stock converted an aggregate of 118 Series L shares into an aggregate of 2,138,649 shares, including make-good shares, of the Company’s common stock.

As previously reported, on May 1, 2020, the Company filed a certificate of designation (the “Series O COD”) of Series O Preferred Stock (the “Series O”).  Pursuant to the Series O COD, the Company designated 2,000 shares of preferred stock as Series O. The Series O has a stated value of $1,000 per share, and is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series O COD.

Between February 24, 2021 and March 11, 2021 holders of Series O Preferred Stock converted an aggregate of 220 Series O shares into an aggregate of 4,691,716 shares of the Company’s common stock.

As previously reported, on May 1, 2020, the Company filed a certificate of designation (the “Series P COD”) of Series P Preferred Stock (the “Series P”).  Pursuant to the Series P COD, the Company designated 500 shares of preferred stock as Series P. The Series P has a stated value of $1,000 per share, and is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series P COD.

On March 10, 2021, holders of Series P Preferred Stock converted an aggregate of 19 Series P shares into an aggregate of 516,691 shares, including make-good shares, of the Company’s common stock.

As previously reported, on August 27, 2020, the Company filed a certificate of designation (the “Series Q COD”) of Series Q Preferred Stock (the “Series Q”).  Pursuant to the Series Q COD, the Company designated 2,000 shares of preferred stock as Series Q. The Series Q has a stated value of $1,000 per share, and is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series Q COD.

On March 11, 2021, holders of Series Q Preferred Stock converted an aggregate of 19 Series Q shares into an aggregate of 474,882 shares of the Company’s common stock.

As previously reported, on November 23, 2020, the Company filed a certificate of designation (the “Series R COD”) of Series R Preferred Stock (the “Series R”).  Pursuant to the Series R COD, the Company designated 5,000 shares of preferred stock as Series R. The Series R has a stated value of $1,000 per share, and is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series R COD.

Between March 1, 2021 and March 11, 2021, holders of Series R Preferred Stock converted an aggregate of 73.5 Series R shares into an aggregate of 1,786,402 shares of the Company’s common stock.

As previously reported, on February 5, 2021, the Company filed a certificate of designation (the “Series S COD”) of Series S Preferred Stock (the “Series S”).  Pursuant to the Series S COD, the Company designated 430 shares of preferred stock as Series S. The Series S has a stated value of $1,000 per share, and is convertible into shares of the Company’s common stock, on the terms and conditions set forth in the Series S COD.

On March 10, 2021, holder of Series S Preferred Stock converted an aggregate of 15 Series S shares into an aggregate of 359,368 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

Restricted Stock Grant Agreement Issuances

On March 15, 2021, per electing and qualifying for the Restricted Stock Grant Agreement alternate vesting schedule, the Company issued to Mr. T. Riggs Eckelberry and one employee an aggregate of 1,649,029 shares of the Company’s common stock.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

Consultant Issuances

On February 26, 2021, the Company issued to consultants an aggregate of 871,047 shares of the Company’s common stock for services.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGINCLEAR, INC.

March 17, 2021	By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry Title: Chief Executive Officer

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